UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

Franklin BSP Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-01360	85-2950084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

One Madison Avenue New York, NY	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-6770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2026, the board of directors of Franklin BSP Capital Corporation (the “Company”) appointed Kathleen Oates to serve as Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer) of the Company, effective immediately and concurrently with the previously reported departure of Nina Baryski, who held the roles of Principal Financial Officer and Principal Accounting Officer until this transition.

Ms. Oates, 37, is an Executive Director with Benefit Street Partners L.L.C. (“BSP”). Prior to joining BSP in 2020, Ms. Oates was a Senior Manager in the asset and wealth management assurance practice at PricewaterhouseCoopers. Ms. Oates received a Bachelor of Science in Finance and Accounting from Elon University and is a Certified Public Accountant.

The selection of Ms. Oates to serve as the Company’s Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer) was not pursuant to any arrangement or understanding with any other person. There are no family relationships between Ms. Oates and any director or executive officer of the Company and there are no transactions between Ms. Oates and the Company required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BSP CAPITAL CORPORATION (Registrant)

Date: July 30, 2026	By:	/s/ Richard J. Byrne
	Name:	Richard J. Byrne
	Title:	Chief Executive Officer and Chairman

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